EXHIBIT 10.1

January 23, 1997

P. Ann Hoppe
7608 Georgetown Pike
McLean, VA  22102-1412

Dear Ann:

I am pleased on behalf of Serologicals, Inc. ("Serologicals" or the "Corporation"), to offer you ("you" or the "Executive") employment with Seroligcals, Inc. (the "Employment") on the terms set forth herein (the "Offer").

1.  Position, Duties and Responsibilities.

    a. You shall serve as Vic President, Regulatory Affairs, responsible for the duties outline in the attached Job Description.

     b. You will devote all your business time and attention to the business and affairs of the Corporation consistent with your position with the Corporation. Nothing herein, however, shall preclude you from engaging in charitable and community affairs, or giving attention to your investments provided that such activities do not interfere unreasonably with the performance of your duties and responsibilities enumerated herein.
Serologicals agrees to permit you to continue to serve as a legal expert witness and assist the Bavarian Red Cross so long as the time spent on these activities is taken from your accrued paid time off benefit and that the work performed does not interfere unreasonably with your duties and responsibilities as the Vice President, Regulatory Affairs or present a conflict of interest with Serologicals' operations.

     c. To the extent they are not inconsistent with the terms herein, you shall be subject to all of the requirements and provisions described in the Corporation's employee handbook, as it may be amended from time to time.

     d. Your Employment shall commence hereunder within the next 30-60 days (the "Effective Date") and continue for successive one (1) year periods following the completion of your probationary period (first 90 days of employment) (such 90 day period being hereinafter referred to as, the "Probationary Period"), provided that the parties may extend the term of this Agreement at any time prior to its termination unless otherwise terminated pursuant to the provisions hereof.

2.  Compensation and Related Matters.

     a. Base Salary. You shall be paid a base salary (the "Base Salary") equal to $135,000 per year. The Base Salary shall be payable to you in the manner and on the date(s) on which the Corporation pays its other executives, but in no event less frequently than monthly.

     b. Incentive Compensation. You shall be eligible to participate in such bonus and incentive compensation plans of the Corporation in which other officers of the Corporation are generally eligible to participate, as the Board or a Committee thereof shall in good faith determine from time to time in its sole discretion, subject to and in accordance with the terms and provisions of such plans.

     c. Stock Options. You are hereby granted the option (Board, Compensation Committee and/or Stockholder approval required) to purchase 30,000 shares of the Serologicals Corporation $.01 par value common stock at an initial exercise price equal to the fair market value of Serologicals Corporation stock on the date of commencing employment. The Options shall have a term of ten (10) years and, so long as you are then employed by the Corporation, the right to exercise the Options shall vest and be fully exercisable at the rate of 7,500 per year commencing on the first anniversary of the Effective Date. Such options shall be issued pursuant to a stock option agreement entered into by you and Serologicals and shall be subject to all the other terms and conditions contained in the Plan, the provisions of which shall be determined in the sole discretion of the Board of Directors or a committee thereof.

     d. Employee Benefit Programs. You shall be eligible to receive fringe benefits now provided or which may hereinafter be provided by the Corporation to its executives.

All newly hired employees remain in a probationary status for the first ninety
(90) days of employment. Upon successful completion of the Probationary Period, you will become eligible for participation in the Corporation benefits set forth below.

     -- Comprehensive medical/dental insurance, including Prescription Card Service

     --  Corporation paid life insurance (two times your annual salary)

     --  Serologicals Corporation's Employees' Retirement Plan - 401(k)

     --  Short-term Disability Insurance

     --  Long-term Disability Insurance

     --  Flexible Spending Account (Medical and Dependent Care)

     --  Employee Stock Purchase Plan

     e. Reimbursement of Expenses. It is contemplated that in connection with your Employment hereunder, you may be required to incur business, entertainment and travel expenses. The Corporation agrees to promptly reimburse you in full for all reasonable out-of-pocket business, entertainment and other related expenses (including all expenses of travel and living expenses while away from home on business or at the request of, and in service of, the Corporation) incurred or expended by you incident to the performance of your duties hereunder; provided, that you properly account for such expenses in accordance with the policies and procedures established by the Board and applicable to the executives of the Corporation.

     f. Paid Time Off. You shall be entitled, in each calendar year of your Employment, to the number of paid vacation days determined by the Corporation from time to time to be appropriate for its executives, but in no event less than four (4) weeks in any such year during your Employment term (pro-rated, as necessary, for partial calendar years during your Employment). You may take your allotted vacation days at such times as are mutually convenient for the Corporation and you, consistent with the Corporation's vacation policy in effect with respect to its executives. Additionally, you shall also be entitled to forty (40) hours of sick leave and forty (40) hours of paid family/medical time off per calendar year (pro-rated, as necessary, for partial calendar years during the your Employment Term). You shall also be entitled to all paid holidays given by the Corporation to its executives.

     g. Relocation. Serologicals, Inc. agrees to reimburse you as expenses are incurred for the following relocation expenses:

     -- Reimbursement of the costs associated with the sale and purchase of your residence within twenty-four (24) months of the Effective Date, including without limitation realtor's fees, not more than one mortgage loan financing point, appraisals, etc. and other standard closing costs (including reasonable attorney's fees in connection with such closings.) There will be no reimbursement for loss of any equity on the sale of the Executive's current residence.

      -- Reimbursement of temporary housing expense (not to exceed six (6) months), not to exceed $2,200/month.

      -- Full reimbursement of reasonable moving expenses, including the actual costs of packing, shipping, unpacking, and placing household goods and personal effects from one residence. Full value insurance protection. A two stage move from your primary residence in Virginia to your primary residence in Georgia is authorized. Additionally, Serologicals agrees to reimburse you for a one-time move of a piano from a third party address in Maryland to your new primary residence in Georgia.

      --  Temporary storage of household goods (not to exceed 90 days).

      -- One-time relocation payment equal to two (2) weeks pay to help cover the cost of incidental moving expenses.

     -- Two (2) one (1) week trips for employee and spouse travel to Atlanta for the purpose of house hunting (airfare, hotel, rental car included).

     -- One-time gross-up to cover tax liability for relocation payments made under this Section g. Payment is made at year end.

3. Termination. Notwithstanding the foregoing, the Corporation may terminate your employment at any time. In the event of termination without cause, you shall be entitled to continue to receive your Base Salary for a nine (9) month period from the effective date of termination. Under no other termination circumstances will you be eligible for any form of salary continuation.

In the event of termination for cause (as defined below), from and after the date of such termination, you shall no longer be entitled to receive the Base Salary or any other compensation which would have otherwise been due and all of the unvested Options shall terminate immediately. Any rights and benefits that you may have in respect to any other compensation or any employee benefit plan or programs of the Corporation shall then terminate immediately unless the terms of these plans provide differently, in which case your rights and benefits shall be determined in accordance with the terms of such other compensation arrangement, plan or program, and in any event, you shall have no rights or benefits under any arrangement, plan or program, unless such arrangement, plan or program, is in writing and you are specified as a participant therein. The term "Cause", as used herein, shall mean (i) the Executive's willful misconduct, gross negligence or dishonesty in the performance of her duties on behalf of the Corporation, (ii) the willful neglect, failure or refusal of the Executive to carry out any reasonable request of the Board of Directors or President/Chief Executive Officer consistent with the duties and responsibilities of Executive contemplated hereunder, (iii) the material breach of any provision of this letter by the Executive or (iv) the entering of a plea of guilty or nolo contendere to, or the Executive's conviction of, a felony or other crime involving moral turpitude, dishonesty, theft of unethical business conduct. Termination of employment pursuant to this Section 3 shall be made to the Executive by, and be effective upon, written notice from the President/Chief Executive Officer or the Board of Directors; provided that prior to termination of your Employment on account of clause (ii) or (iii) above, the Executive shall be given written notice of such breach by the President/Chief Executive Officer or the Board of Directors and a reasonable opportunity to cure such breach.

4. Nondisclosure. You acknowledge and agree that, during your employment by the Corporation hereunder, you will come to have knowledge and information with respect to trade secrets or confidential or secret plans, projects, materials, business methods, operations, techniques, customers, employees, financial conditions, policies and accounts of the Corporation with respect to the business of the Corporation, including, but not limited to, the identity of donors and donor lists of the Corporation, its successors or assigns or any of its affiliates ("Confidential Information"). You agree that you will not at any time divulge, furnish or make accessible to anyone (other than in the regular course of your performance of services for the benefit of the Corporation, its successors or assigns) any Confidential Information of the Corporation. Notwithstanding the foregoing, Confidential Information shall not include any information which (i) is known generally to the public (other than as a result of unauthorized disclosure by you), (ii) was available to you on a nonconfidential basis prior to its disclosure to you by the Corporation or
(iii) is required to be disclosed pursuant to the valid order of a governmental agency or a judicial court of competent jurisdiction, in which case you shall give prompt written notice to the Corporation of such requirement so that the Corporation may take such action as it deems appropriate.

5. Non-Compete and Non-Solicitation. As a material inducement to the Corporation to enter into this letter, you agree that at all times during the term of your Employment hereunder and for a period of twelve (12) months after the termination of your Employment, you will not, in any way, directly or indirectly, knowingly solicit, divert, or take away or attempt to solicit, divert, or take away customers, the business, or any of the donors of the Corporation that dealt with the Corporation in any capacity through its donor center operations during your Employment.

You agree that during your Employment and for a period of twelve (12) months after the termination for any reason of your Employment, you will not in a geographic area in which the Corporation was conducting business during the term of your Employment or at the date of termination thereof, directly, or indirectly through any means, including a business entity in which you have an ownership interest, knowingly request or induce any other employee of the Corporation or its affiliates or any donor to the Corporation or its affiliates to terminate their relationship with the Corporation or its affiliates and enter into an employment or consulting relationship with another business entity engaged in a business similar to the Corporation's.

6.  Miscellaneous.

     a. Governing Law. This letter is to be governed by and interpreted in accordance with the laws of the State of Georgia applicable to agreements made and to be performed within that State except as provided herein.

     b. No Attorney Provided. The Corporation advises you that it is not providing legal advice in connection with your acceptance and execution hereof and that, if you so elect, you should consult with an attorney prior to such execution.

     c. Affiliate. References to the "Corporation" hereunder shall include "affiliates" thereof, as such term is defined in Rule 405 under the Securities Act of 1933, as amended. The Corporation shall have the right to designate any of its affiliates as your employer hereunder provided that the Executive's duties shall be consistent with her above described job description and provided further that in the event of such designation, the Corporation shall remain responsible for its obligations hereunder in the event that any such designee fails to perform such obligation.

     d. Assignment and Assumption. This agreement shall be binding on successors and assigns; however, with the exception of the rights of Serologicals' outlined in Section 6 (c) above, no assignment may be made by the other party without the prior written consent of either party.

     e. Severability. If any provision of this letter shall be determined to be invalid, illegal or unenforceable in whole or in part, all other provisions hereof shall remain in full force and effect to the fullest extent permitted by law.

     This offer remains open through January 27, 1997. Please indicate your acceptance of this Offer by signing in the space provided below and returning to us no later than January 27, 1997.

                              Very truly yours,

                              SEROLOGICALS CORPORATION

                              By: /s/ Harold J. Tenoso, Ph.D.//
                                 -------------------------------
                                   Harold J. Tenoso, Ph.D.
                                   Title:    President/CEO

ACKNOWLEDGED AND AGREED
this 21st day of January 1997.

/s/P. Ann Hoppe//
-----------------
P. Ann Hoppe

                                JOB DESCRIPTION
                                    EXEMPT

                                                     Date:  January 23, 1997

TITLE:              VICE PRESIDENT, REGULATORY AFFAIRS

DEPARTMENT:         REGULATORY AFFAIRS

LOCATION:           CORPORATE

INCUMBENT           P. ANN HOPPE

POSITION PURPOSE: Provide corporate representation for Serologicals' licensed facilities in all matters with the FDA and Center for Biologics Evaluation and Research (CBER). Ensure all facilities are operating in compliance with cGMPs as defined under 21 CFR and Serologicals' SOPs.

ESSENTIAL JOB FUNCTIONS:

1.     Direct the Regulatory Affairs Department to include the following:
       -- Administration: review and edit Standard Operating Procedures (SOP) and FDA submissions;
       -- Quality Assurance: ensure compliance and provide audits of all locations;
       --  Training:  ensure appropriate and timely training of staff.

 2. Approve immunogen cell assignments for donors who are immunized with investigative red blood cells and/or matched imperfectly.

 3.     Administer CLIA Standards and OSHA Regulations for all locations.

 4.     Provide leadership in problem identification and resolution.

 5.     Act as FDA Responsible Head for Company.

 ADDITIONAL DUTIES AND RESPONSIBILITIES:

 1.     ISO 9000
        -- Assist in maintaining the established Quality System under the ISO 9000 guidelines and continue educating the departmental staff members on the Company's Quality System; ensure that all operations in the department are within compliance.

 2.     Other assignments as directed by the President/CEO.


POSITION:  VP, REGULATORY AFFAIRS

ORGANIZATIONAL RELATIONSHIPS:

                       President/CEO
                             |
                             |
                   VP, Regulatory Affairs
                             |
   ---------------------------------------------------------
      |                      |                          |
 Director, QA         Training Coordinator      Regulatory Affairs
     |                                             Administrator
     |                                                  |
 Quality                                          Administrative
Assurance                                            Assistant
Engineer
     |
     |
 Quality
 Control
Technician



JOB SPECIFICATIONS:
1.  Bachelor's degree in a biological field.
2. Minimum fifteen (15) years experience in the source plasma industry in a regulatory capacity.
3. Thorough knowledge and understanding of regulatory agencies associated with Serologicals' operations and industry.
4.  Excellent written and verbal communication skills.
5.  Ability to operate a computer keyboard and calculator.
6.  Occupational exposure to blood borne pathogens (level #2).

PHYSICAL REQUIREMENTS:
1.  Ability to travel via automobile/airplane.
2. Ability to view display terminal images <18" away from face for extended periods of time.
3. Ability to sit for extended periods of time - up to four (4) hours at a time.
4.  Ability to lift, tug, pull up to twenty-five (25) pounds.

I acknowledge by my signature below, that the duties listed on this job description represent those tasks falling within my immediate responsibility.
I must inform my immediate supervisor and/or the Director, Human Resources should I have a significant change in duties and responsibilities after signing this description.

/s/ P. Ann Hoppe//                         1/27/97
----------------------------------------  --------------------
Signature of Employee                     Date

/s/Harold J. Tenoso Ph.D.//                1/27/97
----------------------------------------  --------------------
Signature of President/CEO                Date

/s/ Regina Bryant//                        1/27/97
----------------------------------------  --------------------
Signature of Director, Human Resources    Date